EXHIBIT 23.1
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PRICEWATERHOUSECOOPERS [GRPAHIC OMITTED - LOGO]

                                                PricewaterhouseCoopers LLP
                                                Chartered Accountants
                                                111 5th Avenue SW, Suite 3100
                                                Calgary, Alberta
                                                Canada T2P 5L3
                                                Telephone + 1 (403) 509 7500
                                                Facsimile + 1 (403) 781 1825
                                                Direct Tel. (403) 509-7500
                                                Direct Fax (403) 781-1825





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in EnCana Corporation's registration statement on Form F-9 (File No. 333-98087) of our audit report dated February 7, 2003, on the consolidated balance sheets of EnCana Corporation as at December 31, 2002 and 2001, and the consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2002; our audit report dated February 8, 2002, on Alberta Energy Company Ltd.'s comparative consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2001; and our compilation report dated February 7, 2003, on the pro forma consolidated statement of earnings for the year ended December 31, 2002.



signed "PricewaterhouseCoopers LLP"


Chartered Accountants
Calgary, Alberta

September 25, 2003




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.